UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	333-136110	20-5188065
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

60 Hempstead Avenue, West Hempstead, New York 11552

(Address of Principal Executive Office) (Zip Code)

(516) 693-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

On June 18, 2015, GTJ REIT, Inc. (the “Company”) held its Annual Meeting of shareholders in Uniondale, NY. As of April 30, 2015, the record date for the Annual Meeting, there were 13,772,238 shares issued and outstanding, of which 7,449,446 were present in person or represented by proxy. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

The Company’s shareholders re-elected two Class III directors to serve for a term of three years or until his successor is duly elected and qualified, by the following votes (with 16,917 broker non-votes):

NameVoted forWithheld

Donald Schaeffer7,228,83570,489

John Leahy7,228,83570,489

The Company’s shareholders also voted to ratify the appointment of BDO USA LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015 with 7,103,313 shares voting for and 75,610 shares voting against (275,523 shares abstaining and no broker non-votes).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GTJ REIT, Inc. By: /s/ Louis Sheinker Louis Sheinker, President and COO

Date:  June 24, 2015